CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights of the Target Fund”, in the Combined Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Sterling Capital Funds.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated January 27, 2026, each included in Post-Effective Amendment No. 175 to the Registration Statement Form N-1A (File 333-191495) of Capitol Series Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Information Statement and Prospectus included in this Registration Statement.

We also consent to the incorporation by reference of our report dated November 26, 2025, with respect to the financial statements and financial highlights of Guardian Capital Dividend Growth Fund (one of the funds constituting Capitol Series Trust) included in the Annual Report (Form N-CSR) for the year ended September 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

Cincinnati, Ohio

February 13, 2026